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                                                                  Exhibit 3.i(k)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         TERRA OKLAHOMA HOLDINGS, INC.


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Terra Oklahoma Holdings, Inc.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article 1.:

          "Name. The name of the corporation is TERRA INTERNATIONAL (OKLAHOMA)
           ----
INC."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     Signed and attested to on July 30, 1993.


                                 /s/ Mark A. Kalafut
                                 ---------------------------------
                                 Mark A. Kalafut, Vice President


Attest:

/s/ Jane A. Rice
--------------------------
Jane A. Rice, Secretary

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                          CERTIFICATE OF INCORPORATION

                                       of

                         TERRA OKLAHOMA HOLDINGS, INC.

     The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

     1.   Name. The name of the corporation is TERRA OKLAHOMA HOLDINGS, INC.
          ----

     2.   Address; Registered Agent. The address of the Corporation's registered
          -------------------------
office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     3.   Purposes. The nature of the business and purposes to be conducted or
          --------
promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4.   Number of Shares. The total number of shares of stock which the
          ----------------
Corporation shall have authority to issue is: One Thousand (1,000), all of which shall be shares of Common Stock of the Par Value of One Cent ($0.01) each.

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     5.   Name and Address of Incorporator. The name and mailing address of the
          --------------------------------
incorporator is: Scott R. Coleman, Esq., 1285 Avenue of the Americas, New York, New York 10019.

     6.   Election of Directors. Members of the Board of Directors may be
          ---------------------
elected either by written ballot or by voice vote.

     7.   Limitation of Liability. No director of the Corproation shall be
          -----------------------
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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     8.   Adoption, Amendment and/or Repeal of By-laws. The Board of Directors
          --------------------------------------------
may from time to time (after adoption by the undersigned of original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

     IN WITNESS WHEREOF, this Certificate has been signed on this 7th day of September, 1988.


                                                  /s/ Scott R. Coleman
                                                  ------------------------------
                                                  Scott R. Coleman, Incorporator

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